Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL TO TENDER SHARES OF FIRSTHAND TECHNOLOGIES VALUE FUND, INC.

Pursuant to the Offer to Purchase dated December 22, 2014, Firsthand Technology Value Fund, Inc. (the "Fund") has offered to purchase up to $20 Million of its issued and outstanding shares of Common Stock, par value $0.001 per share, at a purchase price per share of 95% of the Fund's net asset value per share ("NAV") as of the close of ordinary trading on the NASDAQ Global Market on December 31, 2014, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, which together, as they may be amended and supplemented from time to time, constitutes the tender offer (the "Offer"). The Offer and withdrawal rights expire at 12:00 midnight, New York City time, on January 22, 2015, unless extended. See Instructions on the reverse side.

I/we, the undersigned, hereby surrender to you for tendering the share(s) identified below. I/we hereby agree to the terms and conditions of the Offer to Purchase dated December 22, 2014 ("Offer to Purchase"). I/we hereby certify and warrant that: (i) I/we have received and read the Offer to Purchase; (ii) I/we have complied with all instructions on the reverse side of this Letter of Transmittal and the requirements of the Offer to Purchase; (iii) I/we have full authority to surrender these certificate(s) and give the instructions in this Letter of Transmittal; and (iv) the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

Please complete the back if you would like to transfer ownership or request special mailing.

u  This form must be signed by all of the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by the documents transmitted herewith. If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, agents, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Fund of their authority to so act, or in lieu of evidence, guaranteed by an Eligible Institution. Additionally, if any of the tendered Shares are held of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

X    _______________________________________________________________________________________________

        Signature of Shareholder                                                                   Date                              Daytime Telephone #

X    _______________________________________________________________________________________________

        Signature of Shareholder                                                                   Date                              Daytime Telephone #

PLACE AN ☒ IN ONE TENDER BOX ONLY
v ❑ Tender All	or	w ❑ Partial Tender ccccccc=cccccc WHOLE SHARES FRACTIONS

Please locate your certificate(s) and send them along with the completed Letter of Transmittal.

❑  CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 6.

x Special Transfer Instructions	y Special Mailing Instructions
If you want your stock certificate(s) for Fund
shares and/or check for cash to be issued in
another name, fill in this section with the
information for the new account/payee name.

________________________________________
Name (Please Print First, Middle & Last Name)

________________________________________
Address                      (Number and Street)

________________________________________
(City, State & Zip Code)

________________________________________
(Tax Identification or Social Security Number)	Signature Guarantee Medallion

________________________________________
(Title of Officer Signing this Guarantee)

________________________________________
(Name of Guarantor - Please Print)

________________________________________
(Address of Guarantor Firm)

________________________________________	Fill in ONLY if you want your stock certificate(s)
for Fund shares and/or check for cash to be mailed
to someone other than the registered holder or to
the registered holder at an address other than that
shown on the front of this Letter of Transmittal.

________________________________________
Name (Please Print First, Middle & Last Name)

________________________________________
Address                      (Number and Street)

________________________________________

________________________________________
(City, State & Zip Code)

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1  Sign, date and include your daytime telephone number in this Transmittal form in Box 1. After completing all other applicable sections, return this Letter of Transmittal and your stock certificates, if applicable, in the enclosed envelope. The method of delivery of any documents, including share certificates, is at the election and risk of the tendering shareholder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.

2  If you are tendering all your shares for cash, please check Box 2 only.

3  If you are tendering some of your shares for cash, please check Box 3, indicate the number of shares you wish to tender and receive in cash.

4  If you want your certificate(s) for Fund shares and/or check for cash to be issued in another name, fill in Box 4. Signature(s) in Box 4 must be medallion guaranteed.

5  Complete Box 5 only if your certificate(s) for Fund shares and/or check for cash is to be delivered to a person other than the registered holder or to the registered holder at a different address.

6  Mutilated, Lost, Stolen or Destroyed Certificates. If any certificate representing Shares has been mutilated, lost, stolen or destroyed, the stockholder should promptly call the Depositary at (781) 575-2765 or (855) 396-2084. The stockholder will then be instructed by the Depositary as to the steps that must be taken to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

Form W-9: Under U.S. Federal Income Tax law, a stockholder is required to provide Computershare with such stockholder's correct Taxpayer Identification Number. If your Taxpayer Identification Number is not certified on our records, we have enclosed a Form W-9 for you to complete and return. Failure to provide the information on the form may subject you to backup withholding on any reportable payment. If you are a foreign individual seeking to qualify as an exempt recipient from backup withholding, you must complete and submit the enclosed Form W-8BEN to Computershare.

Note: Withdrawal Rights. You have the right to withdraw tendered Shares at any time prior to 12:00 midnight, New York City time, on the Expiration Date. Upon terms and subject to the conditions of the Offer, the Fund expects to accept for payment properly tendered Shares promptly after the Expiration Date. You may not withdraw your shares after 12:00 midnight, New York City time, on January 22, 2015 through February 20, 2015. If the Fund has not yet accepted tendered Shares for payment by February 20, 2015 you may withdraw your tendered Shares. If you desire to withdrawal tendered Shares, please follow the procedures described in Section 3, "Withdrawal Rights" in the Offer to Purchase prior to 12:00 midnight, New York City time, on the Expiration Date. Shares properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Shares may be retendered by following the procedures described in Section 2, "Procedures for Tendering Shares," in the Offer to Purchase prior to 12:00 midnight, New York City time, on the Expiration Date.

The Information Agent for the Offer is:

All Holders Call Toll Free: (866) 857-2624

The Depositary for the Offer is:

By Registered, Certified or Express Mail
or Overnight Courier:

Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions
250 Royall Street, Suite V
Canton, MA 02021

By Mail:

Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions
P.O. Box 43011
Providence, RI 02940-3011